Exhibit 99.1

August 17, 2009
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $759 million for the quarter ended July 31, 2009, a 19.1 percent decline from the same period a year ago.  Diluted earnings per share declined 19.0 percent to $0.51 from $0.63 in the second quarter of 2008.  For the six months ended July 31, 2009, net earnings declined 20.1 percent to $1.23 billion while diluted earnings per share declined 19.2 percent to $0.84.

In response to the challenging economic environment, which has resulted in declining demand for home improvement products, the company has re-evaluated its future store expansion plans.  For 2010, expansion in North America will be below previously anticipated levels, and new store openings will likely be in the range of 35 to 45.  Given this, the company has evaluated the pipeline of potential future store sites and made the decision to no longer pursue several projects.  The company’s results reflect a pre-tax charge of $48 million for the second quarter primarily related to these projects.

Sales for the quarter declined 4.6 percent to $13.8 billion, down from $14.5 billion in the second quarter of 2008.  For the six months ended July 31, 2009, sales declined 3.2 percent to $25.7 billion.  Comparable store sales for the second quarter declined 9.5 percent and declined 8.2 percent in the first half of 2009.

“Wavering consumer confidence, unseasonable weather in core markets, and restrained customer spending compared to last year’s fiscal stimulus-aided results led to lower than expected sales in the second quarter,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “Cautious consumers remain reluctant to take on discretionary projects until signs of economic improvement are more evident.  Despite weak sales, sound execution combined with disciplined inventory management and solid expense control led to reasonable earnings for the quarter, and Lowe’s market share gains confirm our competitive position remains strong.

“There are some indications that a bottoming process in housing and the broader economy is under way, and we have seen customer traffic levels stabilize as we benefit from the resurgence of a do-it-yourself home improvement mindset,” Niblock added.  “As near-term pressures on the consumer remain, we enter the back half of the year with a cautious sales outlook but have the flexibility to react to a quickly changing environment.”

During the quarter, Lowe’s opened 18 new stores.  As of July 31, 2009, Lowe’s operated 1,688 stores in the United States and Canada representing 190.8 million square feet of retail selling space, a 6.8 percent increase over last year.

A conference call to discuss second quarter 2009 operating results is scheduled for today (Monday, August 17) at 9:00 am EDT.  Please dial 888-817-4020 (international callers dial 706-679-4821) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2009 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until November 15, 2009.

Lowe’s Business Outlook

Third Quarter 2009 (comparisons to third quarter 2008)
•	The company expects to open approximately 11 new stores reflecting square footage growth of approximately 5 percent
•	Total sales are expected to decline 2 to 5 percent
•	The company expects comparable store sales to decline 6 to 10 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 170 basis points driven by payroll, fixed cost and depreciation deleverage
•	Store opening costs are expected to be approximately $11 million
•	Diluted earnings per share of $0.21 to $0.25 are expected
•	Lowe’s third quarter ends on October 30, 2009 with operating results to be publicly released on Monday, November 16, 2009

Fiscal Year 2009 (comparisons to fiscal year 2008)
•	The company expects to open 62 to 66 stores in 2009 reflecting total square footage growth of approximately 4 percent
•	Total sales are expected to decline approximately 3 percent
•	The company expects comparable store sales to decline 7 to 9 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 130 basis points
•	Store opening costs are expected to be approximately $50 million
•	Diluted earnings per share of $1.13 to $1.21 are expected for the fiscal year ending January 29, 2010

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability and increasing regulation of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legislative and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2008 sales of $48.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,675 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Six Months Ended
	July 31, 2009		August 1, 2008		July 31, 2009		August 1, 2008
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$13,844	100.00	$14,509	100.00	$25,676	100.00	$26,519	100.00

Cost of sales	9,021	65.16	9,527	65.66	16,658	64.88	17,371	65.50

Gross margin	4,823	34.84	4,982	34.34	9,018	35.12	9,148	34.50

Expenses:

Selling, general and administrative	3,109	22.45	3,014	20.78	6,052	23.56	5,738	21.65

Store opening costs	14	0.10	21	0.14	27	0.11	38	0.14

Depreciation	408	2.95	381	2.63	809	3.15	757	2.85

Interest - net	76	0.55	69	0.47	154	0.60	145	0.55

Total expenses	3,607	26.05	3,485	24.02	7,042	27.42	6,678	25.19

Pre-tax earnings	1,216	8.79	1,497	10.32	1,976	7.70	2,470	9.31

Income tax provision	457	3.31	559	3.86	741	2.89	925	3.49

Net earnings	$759	5.48	$938	6.46	$1,235	4.81	$1,545	5.82

Weighted average common shares outstanding - basic	1,464		1,455		1,463		1,454

Basic earnings per common share	$0.51		$0.64		$0.84		$1.06

Weighted average common shares outstanding - diluted	1,466		1,470		1,465		1,473

Diluted earnings per common share	$0.51		$0.63		$0.84		$1.04

Cash dividends per share	$0.090		$0.085		$0.175		$0.165

Retained Earnings
Balance at beginning of period	$17,399		$15,835		$17,049		$15,345
Net earnings	759		938		1,235		1,545
Cash dividends	(133)		(125		(259)		(242)
Balance at end of period	$18,025		$16,648		$18,025		$16,648

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		July 31, 2009	August 1, 2008	January 30, 2009
Assets

Current assets:
Cash and cash equivalents		$1,087	$477	$245
Short-term investments		424	377	416
Merchandise inventory - net		8,189	7,939	8,209
Deferred income taxes - net		177	275	166
Other current assets		216	236	215

Total current assets		10,093	9,304	9,251

Property, less accumulated depreciation		22,727	22,066	22,722
Long-term investments		900	798	253
Other assets		462	381	460

Total assets		$34,182	$32,549	$32,686

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$9	$189	$987
Current maturities of long-term debt		552	31	34
Accounts payable		4,970	4,786	4,109
Accrued compensation and employee benefits		540	492	434
Self-insurance liabilities		784	736	751
Deferred revenue		716	816	674
Other current liabilities		1,373	1,478	1,033

Total current liabilities		8,944	8,528	8,022

Long-term debt, excluding current maturities		4,515	5,050	5,039
Deferred income taxes - net		564	641	660
Other liabilities		983	824	910

Total liabilities		15,006	15,043	14,631

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
July 31, 2009	1,477
August 1, 2008	1,464
January 30, 2009	1,470	738	732	735
Capital in excess of par value		367	118	277
Retained earnings		18,025	16,648	17,049
Accumulated other comprehensive income (loss)		46	8	(6)

Total shareholders' equity		19,176	17,506	18,055

Total liabilities and shareholders' equity		$34,182	$32,549	$32,686

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 31, 2009	August 1, 2008
Cash flows from operating activities:
Net earnings	$1,235	$1,545
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	870	816
Deferred income taxes	(106)	(57)
Loss on property and other assets	73	30
Loss on redemption of long-term debt	-	8
Transaction gain from exchange rate changes	(1)	-
Share-based payment expense	50	54
Changes in operating assets and liabilities:
Merchandise inventory - net	32	(328)
Other operating assets	20	52
Accounts payable	858	1,073
Other operating liabilities	685	675
Net cash provided by operating activities	3,716	3,868

Cash flows from investing activities:
Purchases of short-term investments	(166)	(95)
Proceeds from sale/maturity of short-term investments	314	171
Purchases of long-term investments	(942)	(1,066)
Proceeds from sale/maturity of long-term investments	135	565
Decrease/(increase) in other long-term assets	73	(37)
Property acquired	(1,095)	(1,620)
Proceeds from sale of property and other long-term assets	13	20
Net cash used in investing activities	(1,668)	(2,062)

Cash flows from financing activities:
Net decrease in short-term borrowings	(987)	(873)
Proceeds from issuance of long-term debt	-	11
Repayment of long-term debt	(16)	(555)
Proceeds from issuance of common stock under employee stock purchase plan	37	39
Proceeds from issuance of common stock from stock options exercised	7	11
Cash dividend payments	(259)	(242)
Repurchase of common stock	-	(2)
Excess tax benefits of share-based payments	-	1
Net cash used in financing activities	(1,218)	(1,610)

Effect of exchange rate changes on cash	12	-

Net increase in cash and cash equivalents	842	196
Cash and cash equivalents, beginning of period	245	281
Cash and cash equivalents, end of period	$1,087	$477